KBW Winter Financial Services Symposium Boca Raton, FL February 11-12, 2016 Exhibit 99.1

This presentation contains forward-looking statements, as defined by Federal Securities Laws, relating to present or future trends or factors affecting the operations, markets and products of CenterState Banks, Inc. (CSFL). These statements are provided to assist in the understanding of future financial performance. Any such statements are based on current expectations and involve a number of risks and uncertainties. For a discussion of factors that may cause such forward-looking statements to differ materially from actual results, please refer to CSFL’s most recent Form 10-Q and Form 10-K filed with the Securities Exchange Commission. CSFL undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this presentation. Forward Looking Statement

4 3 2 10 86 73 92 126 45 45 8 23 28 As of 12/31/15 Headquartered in Davenport, FL on the I-4 Corridor $4.0B in assets ($4.9B pro forma) $2.6B in loans ($3.1B pro forma) $3.2B in deposits ($3.9B pro forma) Company formed: June 2000 57 branches (74 branches pro forma) Correspondent banking segment Corporate Overview Pro Forma Commercial and Retail Banking Offices Correspondent Banking – Client Banks (606)

Banking the Sunshine State

Florida’s $800B economy is 70% larger than any other state in the southeastern United States. If the Sunshine State was a country, Florida’s economy would be the 18th largest in the world – larger than Saudi Arabia, Poland, Chile and Argentina. With a population nearing 20 million and 1,000 more people moving down each day, Florida passed New York as the 3rd most populous state in the US. Why invest in Florida? Source: Bureau of Economic Analysis and US Census Bureau Population Growth

Why invest in Florida? Under supply of housing starts since the crisis exceeds the over supply prior to the crisis. Source: Florida Office of Economic and Demographic Research Over supply Under supply

Existing home sales volume in 2015 surpassed the peak year of 2005. Unemployment is down to 5.0% and the participation rate is on the rise. The inventory of homes for sale is down to a 4.3 month supply. Why invest in Florida? Source: Bureau of Labor Statistics and Florida Realtors Median Sale Price $190K $180K $170K $160K $150K $140K $130K $120K Single Family Residential Improvement

Tourism is on the rise. Florida hosted a record of 99 million visitors to the state in 2014. Florida is a business friendly state with no personal income tax. Why invest in Florida? Source: Visit Florida Florida Historic Visitor Estimates

Capital Management

Acquisition History

Since 2009, CSFL has completed 11 transactions with 2 more pending completion.

2009

Corresp. Banking Division
Management Lift-out
Silverton Bank
Atlanta, GA
July 2009

Ocala National Bank	
Type	FDIC Assisted
Closing Date	January-09
Headquarters	Ocala, FL
Assets ($mm)	$180.5

2010

Olde Cypress Community Bank	
Type	FDIC Assisted
Closing Date	July-2010
Headquarters	Clewiston, FL
Assets ($mm)	$155.7

Comm. Nat'l Bank at Bartow	
Type	FDIC Assisted
Closing Date	August-2010
Headquarters	Bartow, FL
Assets ($mm)	$64.7

Independent National Bank	
Type	FDIC Assisted
Closing Date	August-2010
Headquarters	Ocala, FL
Assets ($mm)	$155.4

2011

Carolina First Bank (TD Bank)	
Type	Acquisition of Assets
Closing Date	January- 2011
Assets ($mm)	$126.6

Federal Trust Corporation	
Type	Whole Bank
Closing Date	November-2011
Headquarters	Sanford, FL
Assets ($mm)	$251.4

2012

Central FL State Bank	
Type	FDIC Assisted
Closing Date	January-2012
Headquarters	Belleview, FL
Assets ($mm)	$66.0

First Guaranty Bank & Trust	
Type	FDIC Assisted
Closing Date	January-2012
Headquarters	Jacksonville, FL
Assets ($mm)	$363.7

2013

2014

Gulfstream Bancshares, Inc.	
Type	Whole Bank
Closing Date	January-2014
Headquarters	Stuart, FL
Assets ($mm)	$585.3

First Southern Bancorp, Inc.	
Type	Whole Bank
Closing Date	June-2014
Headquarters	Boca Raton, FL
Assets ($mm)	$1,052.2

2015

Community Bank of So. FL, Inc.	
Type	Whole Bank
Closing Date	Pending
Headquarters	Homestead, FL
Assets ($mm)	~$495

SouthBank	
Type	Acquisition of Assets
Closing Date	July-2015
Assets ($mm)	$14.6

Hometown of Homestead Bk Co.	
Type	Whole Bank
Closing Date	Pending
Headquarters	Homestead, FL
Assets ($mm)	~$346

CenterState BANKS, INC.

3Q15 Acquisitions: Community Bank of Florida + Hometown of Homestead / National Bank of South Florida

Combined Target Financials (1)

Total Assets = $841 million
Total Loans = $544 million
Total Deposits = $730 million

Attractive Returns

- Mid-teen EPS accretion fully phased-in by 2017
- Price / LTM core pre provision earnings with cost saves = 7.5x (2)
- 3.25 year tangible book value earnback
- Core deposit premium = 3.8% (3)
- Internal rate of return greater than 20.0%

Assumptions

- Buyer merger related expenses = ~ $12 million pre-tax in Q1 '16
- Cost savings = ~ 40% of combined expense base fully phased-in (66% in 2016, 100% in 2017)

CenterState Banks, Inc.

Source: SNL Financial
Data as of most recent period available
(1) *Data as of 6/30/15; excludes purchase accounting adjustments*
(2) *Calculated as LTM pre-tax net income plus provision and OREO expenses, less normalized taxes (35%), plus expense savings (on LTM non-interest expense)*
(3) *Combined deal value less targets' tangible common equity as a percentage of targets' core deposits (less than $100,000)*

11

Offices: 74 Assets: $4.9 billion Deposits: $3.9 billion Loans: $3.1 billion CSFL (57) CBKS (11) 1st National (6) Tampa Jacksonville Orlando Winter Haven Miami Port St. Lucie Overview of Pro Forma Franchise Source: SNL Financial Financial data as of 6/30/15 Excludes purchase accounting adjustments and potential branch closures Includes zip codes served of: 33030, 33032, 33033, 33034, 33157, 33193 and 33187 Includes all Florida headquartered institutions with total assets less than $20.0 bn; deposit market share data as of 6/30/15, pro forma for announced transactions Pro Forma Highlights (1) Moves CenterState to the #6 Florida-based bank by deposit market share in the Miami MSA (~ $1.2B in deposits) Combines the #1 and #2 banks in South Miami-Dade County, to have 38% deposit market share (2) Strengthens position as Florida’s #2 community bank by deposit market share (3) Ocala

Significant Branch Overlap Drives Cost Savings South Miami-Dade Market and Deposits by Branch Dollars in millions Source: SNL Financial Grey box denotes branch deposits as of 6/30/15 $29.0 $19.8 $31.9 $179.3 67% of 1st National branches are within 1 mile of a CSFL branch CSFL (7) 1st National (6) $58.3 $15.7 $18.1 $129.8 $5.1 $33.8 $58.8 $9.1 $38.1

Earnings

Operating ROAA (1) Profitability Metrics EPS & Operating EPS (1) (1) Operating ROAA and EPS exclude gain on sale of available for sale securities, bargain purchase gains, other nonrecurring income, merger related expenses, branch closure and efficiency initiatives, and other nonrecurring expense, net of tax.

10 Efficiency Ratio * Efficiency Ratio is defined as follows: [non-interest expense – intangible amortization – credit related expenses – merger related expenses – other nonrecurring expense] / [net interest income (fully tax equivalent) + non-interest income – gain on sale of AFS securities – FDIC indemnification revenue – nonrecurring income]

Operating Earnings Per Share: Historical and Consensus Forecast * Excludes gain on sale of available for sale securities, bargain purchase gains, other nonrecurring income, merger related expenses, branch closure and efficiency initiatives, and other nonrecurring expense, net of tax. † Reflects consensus estimate per analyst reports as of 2/8/16.

Operating Performance & Efficiency The Catalysts Ahead

Loan Production by Quarter ($ in millions) 9% growth 4Q15* (annualized); 11% YTD (annualized) $203M new production / $157M funded 51% CRE / 19% C&I / 19% SF / 11% other Pipeline $266M at Dec 31 versus $285M at Sept 30 * Excludes PCI loans. 4Q15 Highlights

Operating Leverage Through Branch Consolidation 107% growth in deposits per branch and 92% growth in number of core accounts per branch 37 66 46 57 Jan. 2009 2009 ……to.…… 2015 Dec. 2015 37 Branches Average Size $27M & 1,200 core accounts 62 Branches Acquired Plus 4 De-novo Branches 46 Branches Consolidated, Closed or Sold 57 Branches Average Size $56M & 2,300 core accounts

Number of Deposit Accounts (000’s) Premium Core Deposit Franchise Cost of Deposits 2011 – 2015 CAGR: 8.2% Deposit Mix vs. Peers † Core deposits defined as non-time deposits. * Source: SNL Financial; as of MRQ available. Peers include the following: ABCB, BNCN, CBF, CCBG, CFNL, CHCO, FBNC, FFIN, FNBC, HOMB, LION, LTXB, OZRK, PNFP, RNST, SBCF, SBSI, SFNC, SSB, STBZ, TOWN, UBSH, UCBI, WSBC

FDIC Loss Share Termination - Strategic Benefits Immediate and significant accretion to net income and EPS Eliminates scheduled future indemnification asset amortization of $21.5 million Ability to realize full financial benefit of asset outperformance CenterState retains 100% of future recoveries Eliminates complexity around managing agreements Simplified reporting and less frequent audits Improves financial reporting transparency Eliminates volatility of indemnification asset valuation through earnings

FDIC Loss Share Termination - Potential for Recoveries This graph represents charge-off activity, net of recoveries, on loan pools that remained covered under loss share agreements at 12/31/15. Charge-offs as a % of Average Carrying Balance 0.72% -1.79%

Summary and Investment Thesis Florida is an economic powerhouse and is dramatically improving CenterState is an attractive investment as one of the largest publicly traded banks headquartered in Florida Strong organic loan and deposit growth, along with M&A initiatives, continue to result in positive operating leverage and continued double digit EPS growth year over year Core Deposit Franchise with strong DDA base should result in upside to net interest margin performance in a higher rate environment

Appendix

Total Loans by Type Total Loans Detail                   Loan Type No. of Loans Balance Avg Loan Balance     Residential Real Estate 6,124 $ 647 MM $105,600   CRE Owner Occupied 1,164 $ 469 MM $402,900 CRE Non-Owner Occupied 974 $786 MM $807,000   Construction, A&D, & Land 545 $ 105 MM $192,700   Commercial & Industrial 2,375 $ 307 MM $129,300   Consumer & All Other 3,889 $ 69 MM $17,700   Total   15,071   $ 2,383 MM   $158,100 Total Loan Portfolio as of December 31, 2015 Excluding purchased credit-impaired loans

Loans, excluding PCI loans Yields (TEY) Average Balances ($ in billions) NPAs / Loans & OREO (%) Source: SNL Financial, MRQ presented if current quarter not yet available Nonperforming assets include loans 90 days or more past due, nonaccrual loans, and OREO/ORA; and exclude FDIC covered assets Southeastern peers include ABCB, BNCN, CBF, CCBG, CFNL, CHCO, FBNC, FFIN, FNBC, HOMB, LION, LTXB, OZRK, PNFP, RNST, SBCF, SBSI, SFNC, SSB, STBZ, TOWN, UBSH, UCBI, WSBC. Florida peers include all banks headquartered in Florida with total assets between $500 million and $5 billion. Net Charge-offs (Recoveries) / Average Non PCI loans (%) * annualized

Total Deposits by Type Total Deposits Detail 23 Total Deposit Portfolio as of December 31, 2015                   Deposit Type No. of Deposits Balance Avg Deposit Balance     Demand Deposits 53,954 $ 1,133 MM $20,800   Now Accounts 54,631 $ 680 MM $12,400   Savings Deposits 16,948 $ 242 MM $14,400   Money Market 6,575 $ 738 MM $113,100 Certificates of Deposits 10,207 $ 422 MM $43,700     Total   142,315   $ 3,215 MM   $22,600 Checking Accounts (DDA & NOW) No. of Accounts $ Balance Retail 76% 30% Commercial 24% 70% Top 10 represent 4.7% of total deposits Top 20 represent 6.8% of total deposits Deposit Relationships

Net Interest Margin tax equivalent Quarter to Quarter Comparison  3Q15  4Q15 Average Avg Average Avg Balance Rate Balance Rate Loans $2,306,751 4.38% $2,363,060 4.42% PCI loans 241,393 16.27% 222,685 16.78% Securities 767,268 2.32% 822,386 2.68% Fed funds sold and other 165,927 0.85% 211,112 0.76% Total interest earning assets $3,481,339 4.64% $3,619,243 4.57% Interest bearing deposits $2,033,045 0.26% $2,072,838 0.26% All other 228,957 0.77% 254,544 0.73% Total interest bearing liabilities $2,262,002 0.31% $2,327,382 0.31% Net Interest Margin   4.44%   4.37% NIM - 5 quarter history

Non-Interest Income – 4Q15 Components * Includes FDIC Indemnification Asset amortization and indemnification income. ($0.1)

Non-interest expense, ROE and EPS include corporate overhead allocations. Assumes 8% capital allocation. Correspondent Banking Income Analysis Correspondent Earnings Measures (1)   2009 2010 2011 2012 2013 2014 2015     ROE2 38.06% 59.07% 25.67% 46.17% 4.46% 11.24% 22.06% EPS $0.34 $0.24 $0.11 $0.19 $0.02 $0.04 $0.14

Non-Interest Expense – 4Q15 Components ($0.1) ($0.2) Total non-operating expense includes merger related expenses and impairment on property held for sale.

Stock Price Outperformance Over 1, 3 & 5 Year Periods 1 Year: 1/1/15 – 12/31/15 3 Year: 1/1/13 – 12/31/15 Source: SNL Financial 5 Year: 1/1/11 – 12/31/15

Analyst Coverage Source: SNL Financial and/or analysts’ reports. Firm Analyst Report Date Rating Price Target 2016 Operating EPS Estimate 2017 Operating EPS Estimate Hovde Group LLC Joseph Fenech Feb. 5, 2016 Outperform $17.50 $1.19 $1.27 312-386-5909 Keefe, Bruyette & Woods Inc. Brady Gailey, CFA Feb. 4, 2016 Market Perform $16.00 $1.15 $1.29 404-231-6546 Fig Partners LLC John Rodis Feb. 8, 2016 Outperform $16.00 $1.15 $1.27 314-570-2671 Raymond James Financial Inc. Michael Rose Feb. 4, 2016 Outperform 2 $16.50 $1.12 $1.28 312-655-2940

Investor Contacts Ernie Pinner Executive Chairman esp@centerstatebank.com 863-419-7732 John Corbett President & Chief Executive Officer jcorbett@centerstatebank.com 863-294-6383 Jim Antal Chief Financial Officer jantal@centerstatebank.com 863-419-7775 Steve Young Treasurer Chief Operating Officer of Subsidiary Bank syoung@centerstatebank.com 863-294-8108